SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2008
 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street, Suite 4500

Seattle, WA 98121

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9715

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

                On March 18, 2008, the board of directors of GeoBio Energy, Inc. (“GeoBio” or the “Company”) approved the Company’s entry into an amendment, dated March 12, 2008 (the Amendment”), to its share exchange agreement with GeoAlgae Technology, Inc. (“GeoAlgae”), dated January 10, 2008 (the “Share Exchange”).

                 The Amendment increases the amount of common stock that the Company will issue to the shareholders of GeoAlgae in exchange 100% of its issued and outstanding capital stock of GeoAlgae, (i) from 3,300,000 shares of common stock of the Company at closing to 5,875,000 shares and (ii) the Company’s commitment to make up to 6,700,000 additional shares of common stock available, issuable subject to certain performance based criteria (the “GBOE Performance Shares”), to 5,875,000, as well.

                The Amendment modifies the criteria for awarding the GBOE Performance Shares such that 80% of GeoAlgae’s contribution to the GeoBio’s EBITDA arising from GeoAlge’s biofuel growth and production technology and/or fuel distribution generated revenue shall be paid in GBOE Performance Shares at a rate of one (1) GBOE Performance Share per each $1.25 of GAT’s contribution to GeoBio Energy’s EBITDA arising during the five (5) year period following the Closing (i.e.> a $1,000,000 contribution to GeoBio Energy’s EBIDTA would result in the issuance of 800,000 GBOE Performance Shares”).  Previously, the Company had agreed to differentiate between these revenue sources such that (a) 80% of GeoAlgae’s contribution to GeoBio’s EBITDA arising from GeoAlge’s biofuel growth and production technology would have been paid in GBOE Performance Shares at a value of $1.00 per share and (b) 20% of GeoAlgae’s contribution to GeoBio’s EBITDA arising from GeoAlgae’s oil and fuel distributor based revenue would have been paid in GBOE Performance Shares at a value of $1.00 per share.  The Company determined that this modification would provide greater flexibility in seeking opportunities for generating revenues.

Additionally, the Amendment extended the closing date to the date of the Amendment. March 12, 2008.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

                On March 18, 2008, the Company completed it Share Exchange with GeoAlgae, pursuant to the terms of the Amendment described in Item 1.01 of the Form 8-K.  As a result, GeoBio acquired GeoAlgae as a wholly owned subsidiary.

                Pursuant to the completion of the Share Exchange, the Company authorized the issuance of 5,875,000 shares of common stock, under Section 4(2) of the Securities Act, to shareholders of GeoAlgae, and named Kenneth R. Bennett, who was recently appointed to the position of Chief Executive Officer of GeoBio, to the Board of Directors.

The 5,875,000 shares of the Company’s common stock were valued at $0.30 per share for a total purchase price of $1,762,500. The entire purchase price was allocated to intangible assets which in total constituted a business plan. The intangible assets were subsequently deemed to be impaired and expensed. The impairment was a result of the inability to conclude that there would be any future positive cash flow and therefore fair value, to be assigned to the business plan. See the Company’s Form 10-K for the year ended September 31, 2007 for “Risks Related to Our Business and Industry.”

The GBOE Performance shares are contingent upon future performance and will be recorded as expense when and if issued over a five year period.

Section 3 – Securities and Trading Markets

                Item 3.02  Unregistered Sales of Equity Securities

                In connection with the completion of the Share Exchange detailed in Item 1.01 and Item 2.01, the Company authorized the issuance of a total of 5,875,000 shares of common stock of the Company  to three shareholders of GeoAlgae, as follows:

1.	Kenneth R. Bennett	1,468,750shares
2.	Hydro Safe, Inc.	1,468,750 shares
3.	Resource Capital Development, Inc.	2,937,500 shares

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On March 18, 2008, pursuant to the completion of the Share Exchange, the Company appointed Kenneth R. Bennett, currently the Chief Executive Officer of the Company, to the Board of Directors.

                A former Arizona State Senator, Ken Bennett, 49, has more than twenty years of experience in the fuel distribution industry including expertise and experience in management, marketing, finance, and government affairs. Between1984-2006, Mr. Bennett served as CEO of a third-generation fuel distribution company, Bennett Oil.  During his eight years term as an Arizona State Senator, Mr. Bennett served as Senate President between 2003-2007.  Mr. Bennett earned a Bachelor of Science on a President’s Scholarship award from Arizona State University in 1984.

To the extent that any information called for in Item 404(a) of Regulation S-B is unavailable, the Company will provide such information in an amendment to this Form 8-K within four (4) days from when this information becomes available.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(a)              Financial Statements.  Not required under the terms of Rule 8-04(b) of Regulation S-X.
(b)              Pro forma financial information.    Not required under the terms of Rule 8-04(b) of Regulation S-X.
(c)             Shell company transactions.  Not applicable.
(d)            Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.7	Share Exchange Agreement with GeoAlgae Technology, Inc. dated January 10, 2008	Incorporated by reference to the Company’s Form 8-K filed January 15, 2008
10.18	Exchange Agreement with GeoAlgae Technology, Inc., dated March 12, 2008	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated March 18, 2008

BETTER BIODIESEL, INC.

By:	/s/ Kenneth R. Bennett
Chief Executive Officer, Director

EXHIBIT INDEX
10.7	Share Exchange Agreement with GeoAlgae Technology, Inc. dated January 10, 2008	Incorporated by reference to the Company’s Form 8-K filed January 15, 2008
10.18	Exchange Agreement with GeoAlgae Technology, Inc., dated March 12, 2008	Filed Herewith